EXHIBIT 32.2

CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the accompanying Quarterly Report on Form 10-Q of IMAC Holdings, Inc. for the period ended March 31, 2020, I, Sheri Gardzina, Interim Chief Financial Officer of IMAC Holdings, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	such Quarterly Report on Form 10-Q of IMAC Holdings, Inc. for the period ended March 31, 2020, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in such Quarterly Report on Form 10-Q of IMAC Holdings, Inc. for the period ended March 31, 2020, fairly presents, in all material respects, the financial condition and results of operations of IMAC Holdings, Inc. at the dates and for the periods indicated.

This certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

May 14, 2020

/s/ Sheri Gardzina
Sheri Gardzina
Interim Chief Financial Officer (Principal Financial and Accounting Officer)

A signed copy of this written statement required by Section 906 has been provided to IMAC Holdings, Inc. and will be retained by IMAC Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.